Marketing and Licensing Agreement

         This Marketing and Licensing Agreement ("Agreement"), is executed by and between, in the first part, IOWC Technologies, Inc. ("IOWC"), a federally registered Canadian corporation, and Kenneth Reay Code ("Code"), an individual, (collectively referred to as "BioLargo"), and in the second part, NuWay Medical, Inc. ("NuWay"), a Delaware corporation, and BioLargo Life Technologies, Inc., a California corporation ("BLTI") and wholly owned subsidiary of NuWay.

         WHEREAS, IOWC and NuWay entered into a letter of intent in which NuWay would acquire from IOWC certain assets ("Assets"), including patents filed in the United States (the "Patents"), as well as existing distribution/license agreements with third parties, and in exchange issue to IOWC an agreed upon amount of its common stock;

         WHEREAS, the parties desire that NuWay, through its subsidiary, acquire certain rights prior to the formal transfer of the Patents to allow NuWay to utilize its resources to develop, market, sell and distribute the products based upon the Patents and technology currently in development; and

         WHEREAS, NuWay has formed a wholly owned subsidiary, BLTI, for the purposes of entering into this agreement and managing the marketing and development efforts related to the technology developed by Mr. Code and IOWC.

         NOW THEREFORE, in consideration of the mutual agreements and promises set forth herein, the parties agree as follows:

                                   DEFINITIONS

         1. Definitions. In addition to terms otherwise defined herein, the following terms shall have the following meanings:

             A. "BioLargo Technology" shall mean generally the intellectual property estate primarily developed by Code, that includes two U.S. Patents and several related patents ready for the filing process, and relates to a unique process whereby highly effective disinfecting chemistry is incorporated into absorbent materials that can be then incorporated into products in multiple industries.

             B. "BioLargo Party" shall mean either IOWC or Code, individually or collectively.

             C. "BioLargo Products" shall mean shall refer to any product designed, manufactured, conceived or contemplated, either at the present time, or in the future, based on the BioLargo Technology or any derivation thereof.

             D. "Effective Date" shall mean January 1, 2006.

             E. "Patents" shall mean United States Patent numbers 6,146,725 and 6,328,929.

BioLargo/NuWay Agreement
Page 2 of 9
December 31, 2005
--------------------------------------------------------------------------------

                                 RIGHTS GRANTED

         2. License Granted to BLTI. It is the intent of the parties that BLTI be granted a license, with respect to the BioLargo Technology and the BioLargo Products, to further develop the technology, to further develop existing and new products based on that technology, and to produce, market, sell and distribute any such products, through its own means, or by contract or assignment to third parties or otherwise. The parties intend that the rights granted hereto shall be interpreted broadly and inclusively, and shall include, without limitation, the rights as described below:

             A. Technology Development Rights. Subject to all terms, conditions, and limitations of this Agreement, BioLargo hereby grants to BLTI the exclusive worldwide right to expand and improve upon the existing BioLargo Technology, to conduct research and development activities based on the BioLargo technology, and to contract with third parties (such as IOWC USA, Inc.) for such research and development activities. Any improvements on the BioLargo Technology, or any new technology resulting such efforts of BLTI, shall be owned solely by BLTI.

             B. Product Development Rights. Subject to all terms, conditions, and limitations of this Agreement, BioLargo hereby grants to BTLI the exclusive worldwide right to expand and improve upon the existing BioLargo Products, to conduct research and development activities to create new products for market, and to contract with third parties for such research and development activities. Any new products created by BLTI resulting from these efforts shall be owned solely by BLTI.

             C. Marketing Rights. Subject to all the terms, conditions, and limitations set forth in this Agreement, BioLargo hereby grants to BTLI the worldwide exclusive right to market, advertise, and promote the BioLargo Technology and the BioLargo Products in any market and in any manner it deems commercially reasonable.

             D. Manufacturing Rights. Subject to all terms, conditions, and limitations of this Agreement, BioLargo hereby grants to BTLI a transferable, worldwide exclusive right to manufacture, or have manufactured, BioLargo Products.

             E. Selling Rights. Subject to all terms, conditions, and limitations of this Agreement, BioLargo hereby grants to BTLI a transferable, worldwide exclusive right to sell BioLargo Technologies and BioLargo Products.

             F. Distribution Rights. Subject to all terms, conditions, and limitations of this Agreement, BioLargo hereby grants to BTLI a transferable, worldwide exclusive right to inventory and distribute BioLargo Products.

             G. Licensing Rights. Subject to all terms, conditions, and limitations of this Agreement, BioLargo hereby grants to BTLI a transferable, worldwide exclusive right to license BioLargo Technologies and BioLargo Products to third parties.

BioLargo/NuWay Agreement
Page 3 of 9
December 31, 2005
--------------------------------------------------------------------------------

             H. Intellectual Property Rights. Subject to all terms, conditions, and limitations of this Agreement, BioLargo hereby grants to BTLI the right to file any document to establish or enforce any and all intellectual property rights, in the United States or abroad, concerning the name "BioLargo", or any derivation thereof, or of the BioLargo Technology, the Assets, the License Agreements, or any other materials, trade marks, service marks, copyrights, patents, or other intellectual property. BioLargo agrees to assist BLTI and cooperate in the completion of any documents, filings or notices necessary to be filed with any state or federal governmental agencies to effect the assignment or transfer of ownership in the Marks. The rights granted in this subparagraph shall include enforcement rights in any state, Federal or foreign court.

         3. Assignment of License Agreements. IOWC has entered into two agreements and a letter of intent governing the marketing of products based on the BioLargo Technology in the food, medical, and biohazardous material transportation industries. Pursuant to the paragraphs below, IOWC shall assign its rights and obligations in those two agreements to BLTI.

             A. BioLargo, LLC. BioLargo hereby assigns to BTLI all of its rights, title and interest, including the benefits and the burdens, of the October 15, 2004 agreement by and between Kenneth R. Code, IOWC, Inc., BioLargo Technologies, Inc., or IOWC's assigns and Craig Sundheimer and Lloyd M. Jarvis (the "BLLCC Contract"). By this assignment, BTLI will have all rights granted to IOWC pursuant to the BLLLC Contract, including the rights to receive any payment of fees, royalties, or income, generated pursuant to the Agreement.

             B. FIT Agreement. BioLargo hereby assigns to BTLI all of its rights, title and interest, including the benefits and the burdens, of the January 15, 2005 agreement by and between Kenneth R. Code and IOWC, Inc. and Food Technologies, Inc. (the "FIT Contract"). By this assignment, BTLI will have all rights granted to IOWC pursuant to the FIT Agreement, including the rights to receive any payment of fees, royalties, or income generated pursuant to the Agreement.

             C. GTS Agreement. BioLargo hereby assigns to BTLI all of its rights, title and interest, including the benefits and the burdens, of the November 2004 letter of intent by and between Kenneth R. Code and IOWC and GTS Research, Inc. (the "GTS Agreement"). By this assignment, BTLI will have all rights granted to IOWC pursuant to the GTS Agreement, including the rights to receive any payment of fees, royalties, or income generated pursuant to the Agreement.

             D. Collectively, the BLLLC Agreement, the FIT Agreement, and the GTS Agreement are referred to herein as the "Assigned Contracts." From and after the Effective Date, BLTI will assume all of IOWC's rights and obligations arising after the Effective Date under the Assigned Contracts. It is expressly understood and agreed that neither BLTI or NuWay will be liable for any of the debts, obligations, or liabilities of IOWC relating to the Assigned Contracts incurred prior to the Effective Date.

BioLargo/NuWay Agreement
Page 4 of 9
December 31, 2005
--------------------------------------------------------------------------------

                                  CONSIDERATION

         4. Stock Consideration. As full payment for IOWC's obligations set forth herein, NuWay will deliver to IOWC the following common stock (the "Stock Consideration") upon the approval of such issuances by NuWay's stockholders, which amounts shall be based upon the total outstanding common stock after the issuances of this stock consideration, as well as the conversion into common stock of any existing debt:

             A. Licensing Rights. As full payment for the license granted to BLTI pursuant to paragraph 2 (and its subparagraphs), NuWay will deliver to IOWC twenty-nine percent (29%) of its outstanding common stock, issued to "IOWC Technologies, Inc."

             B. Assigned Contracts. As full payment for the assignment of the contracts pursuant to paragraph 3 above, NuWay will deliver to IOWC nine percent (9%) of its outstanding common stock, issued to "IOWC Technologies, Inc."

             C. Research and Development Agreement. For Code's commitments to NuWay pursuant to the R&D Agreement, he shall receive 17.6% of the outstanding common stock of NuWay less any shares issued to Code pursuant to his employment agreement.

             D. The total common stock issued to IOWC and Code, collectively, for all components of this transaction, including the shares issued in this Agreement, the asset purchase agreement, the R&D Agreement, and those issued to Code pursuant to his Employment Agreement, shall total fifty-six point six percent (56.6%) of NuWay's total outstanding common stock as calculated on a fully diluted basis following the conversion of all outstanding notes and debts (as of the date of this Agreement) of NuWay into shares of common stock.

         5. Escrow. NuWay is required to obtain the approval of its stockholders prior to the issuance of the Stock Consideration to IOWC. As such, the rights acquired by NuWay and its subsidiary BLTI shall be held in escrow subject to the issuance of the Stock Consideration after a stockholder's meeting, to be held as soon as practicable after the execution of this Agreement. NuWay and BLTI shall have full authority to execute and act upon the rights granted to it in this Agreement during the escrow and prior to the stock issuance. In the event that NuWay's stockholders do not approve the stock issuance, this Agreement shall terminate and all rights granted to NuWay and its subsidiary BLTI shall revert to IOWC and Code.


                          REPRESENTATION AND WARRANTIES

         6. Representations and Warranties of IOWC and Code. IOWC and Code represent and warrant as follows:

BioLargo/NuWay Agreement
Page 5 of 9
December 31, 2005
--------------------------------------------------------------------------------

             A. Organization, Standing and Corporate Power. IOWC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

             B. Authority; Enforceability; Effect of Agreement. IOWC has full power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action of IOWC. This Agreement has been duly executed and delivered by IOWC and, assuming this Agreement is duly executed and delivered by BLTI and NuWay, constitutes a valid and legally binding obligation of IOWC and Code, enforceable against each in accordance with its terms.

             C. No Conflict. The execution and delivery by each BioLargo Party of this Agreement does not, and compliance by each BioLargo Party with the provisions of this Agreement will not, (i) conflict with or result in a breach or default under any of the terms, conditions or provisions of any contract to which any BioLargo Party is a party or otherwise bound, or to which any property or asset of any BioLargo Party is subject; (ii) violate any Law applicable to any BioLargo Party; or
         (iii) result in the creation or imposition of any Lien on any asset of any BioLargo Party.

             D. Assigned Contracts. True and correct copies of each Assigned Contract, including all amendments and modifications thereof and waivers thereunder, have been delivered to BLTI or its counsel. The Assigned Contracts constitute all contracts pursuant to which IOWC receives (or may receive) income, royalties or revenues. Each Assigned Contract is a valid, binding contract, and fully enforceable by or against IOWC.

             E. Litigation and Proceedings. There is no pending or, to the best knowledge of IOWC or Code, threatened legal action (or basis for any legal action) to which IOWC or Code is or may be a party or involving the Assigned Rights or the Assigned Contracts which could materially effect (i) any IOWC or Code's ability to execute and deliver this Agreement and perform the transactions contemplated hereby, or (ii) BLTI's ability to perform its obligations assumed in the Assigned Contracts.

             F. No Consents Required. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any person that are required to be obtained or made by BioLargo in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement, including, without limitation, the effective transfer to BLTI of the Assets, including the Assigned Contracts.

             G. Material Misstatements and Omissions. No representations and warranties by IOWC or Code in this Agreement, nor any exhibit, schedule or certificate furnished by IOWC or Code to BLTI or NuWay pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

BioLargo/NuWay Agreement
Page 6 of 9
December 31, 2005
--------------------------------------------------------------------------------

        7. Representations and Warranties of NuWay. NuWay represents and warrants to BioLargo as follows:

             A. Organization, Standing and Corporate Power. NuWay is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

             B. Authority; Enforceability; Effect of Agreement. NuWay has full power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized by all necessary action of NuWay. This Agreement has been duly executed and delivered by NuWay and constitutes a valid and legally binding obligation of NuWay and is enforceable against NuWay.

             C. No Consents Required. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by NuWay in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement.

         8. Representations and Warranties of BLTI. BLTI represents and warrants to BioLargo as follows:

             A. Organization, Standing and Corporate Power. BLTI is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

             B. Authority; Enforceability; Effect of Agreement. BLTI has full power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized by all necessary action of BLTI. This Agreement has been duly executed and delivered by BLTI and constitutes a valid and legally binding obligation of BLTI and is enforceable against BLTI.

             C. No Consents Required. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by BLTI in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement.

BioLargo/NuWay Agreement
Page 7 of 9
December 31, 2005
--------------------------------------------------------------------------------

                            COVENANTS OF THE PARTIES

         9. Agreements. The parties covenant and agree to enter into the following agreements:

             A. An asset purchase agreement, in which NuWay shall issue to IOWC 1% of its then outstanding common stock, in exchange for the two United States patents held by IOWC;

             B. A research and development agreement ("R&D Agreement") with an entity to be owned and managed by Code, in order to further develop the BioLargo Technology and products based on the technology;

             C. An employment agreement with Code, effective January 1, 2006, whereby Code will become an employee of BLTI, to include the issuance of 12,411,875 shares of NuWay's common stock;

             D. Documentation effecting the transfer of IOWC's ownership of BioLargo LLC to NuWay.


                               GENERAL PROVISIONS

         10. Entire Agreement; Waivers. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them, and may not be modified or amended in any manner other than as provided herein; and no waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any subsequent breach or condition of a like or different nature.

         11. Severability. If any term or provision of this Agreement is found to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated in to this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (ii) the remaining part of this Agreement shall not be affected thereby and shall continue in any jurisdiction, then such term shall be enforced to the maximum extent permitted by law, rather than voided, and the remaining terms of this Agreement shall remain in full force and effect to the fullest extent provided by law.

         12. Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

         13. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) by private airborne/overnight delivery service or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

BioLargo/NuWay Agreement
Page 8 of 9
December 31, 2005
--------------------------------------------------------------------------------


                         TO:  NuWay Medical, Inc. / BLTI
                              2603 Main Street, Suite 1155
                              Irvine, CA 92614
                              Attn: President

                         TO:  IOWC Technologies, Inc.
                              Unit 4, 1780 Glastonbury Blvd NW
                              Edmonton, AB, Canada T5T 6P9

                         TO:  Kenneth R. Code
                              Unit 4, 1780 Glastonbury Blvd NW
                              Edmonton, AB, Canada T5T 6P9


      Any party may change his/her or its address for purposes of this paragraph by giving written notice of the new address to each of the other parties in the manner set forth above.

         14. Attorneys' Fees and Costs. In the event that any legal proceeding is brought to enforce or interpret any of the rights or obligations under provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled whether or not the action or proceeding proceeds to final judgment.

         15. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Venue for any legal or equitable action relating to this Agreement shall be in the state or federal courts of the county of Orange, State of California.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      [remainder of page intentionally left blank; signature page follows]

BioLargo/NuWay Agreement
Page 9 of 9
December 31, 2005
--------------------------------------------------------------------------------

         It witness whereof, the parties hereto have executed this Marketing and License Agreement as of the date indicated.

NuWay Medical, Inc.                        IOWC Technologies, Inc.


By: /s/                                    By: /s/
    ------------------------------             ---------------------------------
    Dennis Calvert, President                  Kenneth R. Code, President
    Date Executed: 12/31/05                    Date Executed: 12/31/05

BioLargo Life Technologies, Inc.           Kenneth R. Code, an individual


By: /s/                                    By: /s/
    ------------------------------             ---------------------------------
         Dennis Calvert, President               Date Executed: 12/31/05
         Date Executed: 12/31/05

BioLargo Life Technologies, Inc.

By: /s/
    ------------------------------
    Kenneth R. Code, Board Member
    Date Executed: 12/31/05